UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 28, 2025
Date of Report (date of earliest event reported)
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Burke & Herbert Financial Services Corp.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation or organization)	001-41633 (Commission File Number)	92-0289417 (I.R.S. Employer Identification Number)
100 S. Fairfax Street Alexandria, VA 22314
(Address of principal executive offices and zip code)
(703) 666-3555
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.50	BHRB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2025, Burke & Herbert Financial Services Corp. and its subsidiary Burke & Herbert Bank & Trust Company (collectively, the “Bank Entities”) entered into Second Amended and Restated Employment Agreements with David P. Boyle and Roy E. Halyama (each, an “Employment Agreement” and collectively, the “Employment Agreements”), amending and restating the terms of their prior employment agreements. The Employment Agreements modify the terms and conditions of Mr. Boyle’s continued employment as Chief Executive Officer and Mr. Halyama’s continued employment as Chief Financial Officer of the Bank Entities.

The Employment Agreements are structured with a three-year term and will automatically renew for additional three-year terms, unless the Bank Entities provide written notice of non-renewal at least 90 days prior to the expiration of the then-current term or unless the agreement is otherwise terminated.

The Employment Agreements memorialize the executives’ current annual base salaries, which are $875,000 for Mr. Boyle and $450,000 for Mr. Halyama. In addition, the Employment Agreements provide that in future years, the executives will have the opportunity to earn an annual incentive with a target amount not less than 70% of base salary for Mr. Boyle and 60% of base salary for Mr. Halyama. Under his Employment Agreement, Mr. Boyle will continue to participate in the Burke & Herbert Bank & Trust Company Supplemental Executive Retirement Plan (the “SERP”), with the Bank Entities making a minimum annual contribution to the SERP on his behalf equal to twenty percent of his annual compensation. Mr. Boyle will also continue to be provided the use of a company-owned automobile and country club dues or paid an annual allowance in lieu of these perquisites.

Under both Employment Agreements, should the executive terminate his employment with Good Reason, or should the Bank Entities terminate his employment without Just Cause (as both terms are defined in the applicable Employment Agreement), then subject to the execution of a release of claims, the executive will be entitled to (A) two times base salary and target annual incentive, and (B) an amount equal to the cost of COBRA coverage for 18 months for Mr. Boyle and 12 months for Mr. Halyama, all payable in a lump sum. If such termination occurs within the two-year period following a change in control, then subject to the execution of a release of claims, the executive will be entitled to (A) three times base salary and target annual incentive for Mr. Boyle and 2.99 times base salary and target annual incentive for Mr. Halyama, and (B) an amount equal to the cost of COBRA coverage for 18 months for both executives, all payable in a lump sum. Upon a termination described in this paragraph, Mr. Boyle would vest into his SERP benefits.

Under the new Employment Agreements, the executives agree to comply with and be bound by the Bank Entities’ policies, including clawback policies. The executives are also bound by new restrictive covenant agreements (attached as Exhibit A to the Employment Agreements) which contain a non-disclosure and non-disparagement provision, as well as non-solicitation and non-competition provisions that apply for 12 months following the executive’s termination.

This summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements with Mr. Boyle and Mr. Halyama, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Second Amended and Restated Employment Agreement, dated as of October 28, 2025 by and among Burke & Herbert Bank & Trust Company, Burke & Herbert Financial Services Corp. and David P. Boyle
10.2	Second Amended and Restated Employment Agreement, dated as of October 28, 2025 by and among Burke & Herbert Bank & Trust Company, Burke & Herbert Financial Services Corp. and Roy E. Halyama
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of October, 2025.

Burke & Herbert Financial Services Corp.

By:	/s/ Roy E. Halyama
Name:	Roy E. Halyama
Title:	Executive Vice President, CFO